Exhibit 23-1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Public Service Electric and Gas Company (the "Company") on Form S-3 of our report dated February 15, 2002, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Parsippany, NJ

August 23, 2002